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EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of Pacific Premier Bancorp of our report dated February 28, 2003 on our audits of the consolidated financial statements of Pacific Premier Bancorp and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years ended December 31, 2002 and 2001 appearing in the Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
September 5, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS CONSENT